UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 12, 2011, Wells Core Office Income REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) purchased two three-story office buildings containing approximately 284,200 rentable square feet (“Duke Bridges I & II Buildings”) for approximately $49.0 million, exclusive of closing costs. The Duke Bridges I & II Buildings were funded with proceeds of $35.5 million from a $70.0 million secured revolving credit facility and proceeds of $13.5 million raised from our ongoing public offering. The Duke Bridges I & II Buildings were built in 2006 and are located on approximately 22.6 acres of land located in Frisco, Texas. The Duke Bridges I & II Buildings were purchased from KanAm Grund Kapitalanlagegesellschaft mBH, which is not affiliated with us, Wells Core Office Income REIT Advisory Services, LLC (the “Advisor”), or an affiliate of the Advisor. The purchase price for the Duke Bridges I & II Buildings is less than the estimated replacement cost.

The Duke Bridges I & II Buildings are 100% leased to two tenants and anchored by T-Mobile West Corporation (“T-Mobile West”), a subsidiary of T-Mobile USA, Inc. T-Mobile West provides wireless voice and data communications services to subscribers in the United States. T-Mobile West occupies approximately 90% of the Duke Bridges I & II Buildings.

The current aggregate annual effective base rent is approximately $5.7 million. The current weighted-average rental rate over the lease terms is approximately $19.91 per square foot. The current weighted-average remaining lease term of the Duke Bridges I & II Buildings is approximately six years. Effective April 2014, T-Mobile West has a one-time right to terminate its lease at Duke Bridges I with 12 months notice and the payment of a $5.9 million termination fee. Effective February 2014, T-Mobile West also has a one-time right to terminate its lease at Duke Bridges II with 12 months notice and the payment of a $5.8 million termination fee. Both of the tenants have the right to extend the term of its lease for one additional five-year renewal period at the then-current market rate.
Based on the current condition of the Duke Bridges I & II Buildings, we do not believe it will be necessary to make significant renovations to the Duke Bridges I & II Buildings. Our management believes that the Duke Bridges I & II Buildings are adequately insured.
Item 9.01. Financial Statements and Exhibits
(a)     Financial Statements.
Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before July 28, 2011, by amendment to this Form 8-K.
(b)     Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: May 13, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

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